Exhibit 99.1
Direct Digital Holdings Reports Second Quarter 2025
Financial Results

Revenues Increased 24% Sequentially Over Q1 2025; Consolidated Gross Margin Improved
Sequentially to 35% Compared to 29% in Q1 2025

Reduced Operating Expenses by 25% in Q2 2025 Compared to Q2 2024 Driven by Continued
Progress with Strategic Cost Saving Initiatives

Net Loss and Adjusted EBITDA(1) Loss Improved Sequentially Over Q1 2025 by $1.7 Million and
$1.6 Million, Respectively, Reflecting a Sequential Increase in Buy-Side Revenue and Related
Gross Profit

Houston, August 5, 2025 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC ("Colossus SSP") and Orange 142, LLC ("Orange 142"), today announced financial results for the second quarter ended June 30, 2025.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “Our focus in the first half of 2025 has been on rebuilding and growing our business following the disruption that substantially impacted our sell-side business in 2024. We delivered a sequential revenue increase of 24% in the second quarter, driven by strong growth in both our sell-side and buy-side businesses compared to the first quarter of 2025. We’re encouraged by the activity we’re seeing with our agency, brand, and publisher partners, and believe that our sell-side business is well positioned to benefit from the full integration of direct connections in the latter half of this year. We expect these connections to have a meaningful impact on our revenues and be a key driver of growth going forward. Furthermore, during the second quarter we reduced operating expenses by 25% compared with the second quarter of 2024, reflecting our ongoing strategic initiatives to drive efficiencies and accelerate our return to profitability.”

Keith Smith, President, commented, “Through a challenging period, we are successfully implementing our plan to return the business to growth and value creation and remain focused on delivering improved performance in the back half of 2025.”

Second Quarter 2025 Highlights

•Processed approximately 182 billion average monthly impressions through the sell-side advertising segment.
•Number of sell-side advertisers increased over 30% compared to the second quarter of 2024.
•Average sell-side media properties of 30,000 per month in the second quarter of 2025 increased 5% compared to the second quarter of 2024; increased 34% over the same period in 2023; and increased 26% sequentially compared to the first quarter of 2025.
•Buy-side advertising segment served over 220 customers in the second quarter of 2025.
•Buy-side advertising revenue for the second quarter of 2025 included $1.0 million from customers in new verticals, reflecting the Company’s ongoing expansion efforts.
•Continued to consider strategic opportunities to support key growth initiatives and drive long term value for shareholders.

Second Quarter 2025 Financial Results

•Revenue of $10.1 million decreased 54% compared to $21.9 million in the second quarter of 2024. Revenue increased 24% compared to first quarter 2025.
(1) “Adjusted EBITDA” is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

•Sell-side advertising segment revenue of $2.5 million decreased 83% compared to $14.3 million in the second quarter of 2024, primarily related to a decrease in impression inventory when compared to the second quarter of 2024.
•Buy-side advertising segment revenue of $7.7 million increased slightly compared to $7.6 million in the same period of 2024.
•Gross profit was $3.6 million, or 35% of revenue, compared to $5.9 million, or 27% of revenue, in the second quarter of 2024. Gross profit also increased compared to $2.4 million, or 29% of revenue, in the first quarter of 2025.
•Operating expenses of $6.0 million decreased $2.0 million, or 25%, compared with $8.0 million in the same period of 2024. The reduction in operating expenses was primarily driven by decreased payroll costs related to the Company’s internal reorganization and cost saving measures to lower certain ongoing expenses.
•Operating loss was $2.4 million, compared to operating loss of $2.1 million in the prior year period. Operating loss decreased 38% from $3.9 million in the first quarter of 2025.
•Net loss was $4.2 million compared to net loss of $3.1 million in the second quarter of 2024.
•Adjusted EBITDA loss was $1.5 million in the second quarter of 2025 compared to a loss of $1.3 million in the second quarter of 2024 and a loss of $3.0 million in the first quarter of 2025.
•As of June 30, 2025, the Company held cash and cash equivalents of $1.6 million compared to $1.4 million as of December 31, 2024.

Six Months Ended June 30, 2025 Financial Results

•Revenue of $18.3 million decreased 59% compared to $44.1 million in the first six months of 2024.
•Sell-side advertising segment revenue of $4.5 million decreased 85% compared to $30.8 million in the first half of 2024, primarily related to a decrease in impression inventory when compared to the second quarter of 2024.
•Buy-side advertising segment revenue of $13.8 million increased 3% compared to $13.3 million in the same period of 2024.
•Gross profit was $6.0 million, or 33% of revenue, compared to $10.9 million, or 25% of revenue, in the first six months of 2024.
•Operating expenses of $12.3 million decreased $3.5 million, or 22%, compared with $15.8 million in the same period of 2024. The reduction in operating expenses was primarily driven by decreased payroll costs related to the Company’s internal reorganization and cost saving measures to lower certain ongoing expenses.
•Operating loss was $6.4 million, compared to operating loss of $4.9 million in the first half of the prior year.
•Net loss was $10.1 million compared to net loss of $7.0 million in the first six months of 2024.
•Adjusted EBITDA loss was $4.5 million in the first six months of 2025 compared to a loss of $3.0 million in the first six months of 2024.

Financial Outlook

“We are pleased with the progress thus far this year and are positioned to deliver a strong back half of the year. Due to uncertainty in the market as a whole as well as the timing of our continued rebuild of the sell-side business, we are unable to provide specific revenue guidance at this time. Once we have better visibility on the sell-side of our business, it is our intention to reinstate revenue guidance in the future,” Mr. Walker commented.

Diana Diaz, Chief Financial Officer, commented, “We are working toward a strong back half of the year driven by enhanced buy side activity through Orange 142 and the ongoing recovery of the Company’s sell-side business as it rebuilds to historical levels. We believe that we are well positioned to continue driving cost reductions, innovation, operational efficiencies, and revenue growth as we rebuild our business back to profitability.”

Conference Call and Webcast Details

Direct Digital will host a conference call today, August 5, 2025 at 5:00 p.m. Eastern Time to discuss the Company’s second quarter 2025 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/news-events/ir-calendar. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: the restrictions and covenants imposed upon us by our credit facilities; the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing; our ability to secure additional financing to meet our capital needs; our ineligibility to file short-form registration statements on Form S-3, which may impair our ability to raise capital; our failure to satisfy applicable listing standards of the Nasdaq Capital Market resulting in a potential delisting of our common stock; costs, risks and uncertainties related to restatement of certain prior period financial statements; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; as a holding company, we depend on distributions from Direct Digital Holdings, LLC (“DDH LLC”) to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock; the fact that DDH LLC is controlled by DDM, whose interest may differ from those of our public stockholders; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) combines cutting-edge sell-side and buy-side advertising solutions, providing data-driven digital media strategies that enhance reach and performance for brands, agencies, and publishers of all sizes. Our sell-side platform, Colossus SSP, offers curated access to premium, growth-oriented media properties throughout the digital ecosystem. On the buy-side, Orange 142 delivers customized, audience-focused digital marketing and advertising solutions that enable mid-market and enterprise companies to achieve measurable results across a range of platforms, including programmatic, search, social, CTV, and influencer marketing. With extensive expertise in high-growth sectors such as Energy, Healthcare, Travel & Tourism, and Financial Services, our teams deliver performance strategies that connect brands with their ideal audiences.

At Direct Digital Holdings, we prioritize personal relationships by humanizing technology, ensuring each client receives dedicated support and tailored digital marketing solutions regardless of company size. This empowers everyone to thrive by generating billions of monthly impressions across display, CTV, in-app, and emerging media channels through advanced targeting, comprehensive data insights, and cross-platform activation. DDH is "Digital advertising built for everyone.”

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,593	$1,445
Accounts receivable, net of provision for credit losses of $934 and $978, respectively	3,891	4,973
Prepaid expenses and other current assets	1,243	2,117
Total current assets	6,727	8,535

Property, equipment and software, net	234	341
Goodwill	6,520	6,520
Intangible assets, net	8,753	9,730
Operating lease right-of-use assets	794	832
Other long-term assets	298	48
Total assets	$23,326	$26,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$6,457	$7,657
Accrued liabilities	1,816	1,257
Liability related to tax receivable agreement, current portion	41	41
Current maturities of long-term debt	4,542	3,700
Deferred revenues	570	507
Operating lease liabilities, current portion	208	188
Income taxes payable	41	—
Total current liabilities	13,675	13,350

Long-term debt, net of current portion, deferred financing cost and debt discount	33,510	31,603
Operating lease liabilities, net of current portion	722	783
Total liabilities	47,907	45,736

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Class A Common Stock, $0.001 par value per share, 160,000,000 shares authorized, 12,069,388 and 5,450,554 shares issued and outstanding, respectively	12	6
Class B Common Stock, $0.001 par value per share, 20,000,000 shares authorized, 10,448,000 and 10,868,000 shares issued and outstanding, respectively	11	11
Additional paid-in capital	2,775	3,769
Accumulated deficit	(13,378)	(8,774)
Noncontrolling interest	(14,001)	(14,742)
Total stockholders’ deficit	(24,581)	(19,730)
Total liabilities and stockholders’ deficit	$23,326	$26,006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per-share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Sell-side advertising	$2,483	$14,298	$4,511	$30,799
Buy-side advertising	7,661	7,557	13,790	13,331
Total revenues	10,144	21,855	18,301	44,130

Cost of revenues
Sell-side advertising	2,851	13,209	5,489	28,016
Buy-side advertising	3,732	2,715	6,858	5,185
Total cost of revenues	6,583	15,924	12,347	33,201
Gross profit	3,561	5,931	5,954	10,929

Operating expenses
Compensation, taxes and benefits	3,639	4,166	7,303	8,690
General and administrative	2,348	3,830	5,001	7,112
Total operating expenses	5,987	7,996	12,304	15,802
Loss from operations	(2,426)	(2,065)	(6,350)	(4,873)

Other income (expense)
Other income	19	8	47	92
Expenses for Equity Reserve Facility	—	—	(198)	—
Interest expense	(1,789)	(1,358)	(3,635)	(2,655)
Total other expense, net	(1,770)	(1,350)	(3,786)	(2,563)

Loss before income taxes	(4,196)	(3,415)	(10,136)	(7,436)
Income tax benefit	—	(274)	—	(475)
Net loss	(4,196)	(3,141)	(10,136)	(6,961)

Net loss attributable to noncontrolling interest	(1,947)	(2,551)	(5,532)	(5,596)
Net loss attributable to Direct Digital Holdings, Inc.	$(2,249)	$(590)	$(4,604)	$(1,365)

Net loss per common share attributable to Direct Digital Holdings, Inc.:
Basic	$(0.23)	$(0.16)	$(0.55)	$(0.38)
Diluted	$(0.23)	$(0.16)	$(0.55)	$(0.38)

Weighted-average number of shares of common stock outstanding:
Basic	9,937	3,701	8,324	3,604
Diluted	9,937	3,701	8,324	3,604

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows Used In Operating Activities:
Net loss	$(10,136)	$(6,961)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing cost and debt discount	2,900	372
Amortization of intangible assets	977	977
Reduction in carrying amount of right-of-use assets	90	76
Depreciation and amortization of property, equipment and software	145	137
Stock-based compensation	705	662
Deferred income taxes	—	(475)
Expenses for Equity Reserve Facility	198	—
Provision for credit losses/bad debt expense	—	(13)
Changes in operating assets and liabilities:
Accounts receivable	1,082	17,704
Prepaid expenses and other assets	(842)	(130)
Accounts payable	(1,491)	(21,554)
Accrued liabilities and tax receivable agreement payable	962	(1,226)
Income taxes payable	41	10
Deferred revenues	63	350
Operating lease liability	(92)	(40)
Net cash used in operating activities	(5,398)	(10,111)

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(38)	(10)
Net cash used in investing activities	(38)	(10)

Cash Flows Provided by Financing Activities:
Payments on term loan	—	(372)
Proceeds from line of credit	—	6,700
Payments on shares withheld for taxes	—	(551)
Payment of expenses for Equity Reserve Facility	(198)	—
Proceeds from issuance of Class A Common Stock	5,942	—
Payment of deferred financing cost	(46)	—
Payments on financed insurance premiums	(114)	—
Proceeds from options exercised	—	82
Proceeds from warrants exercised	—	215
Net cash provided by financing activities	5,584	6,074

Net increase (decrease) in cash and cash equivalents	148	(4,047)
Cash and cash equivalents, beginning of the period	1,445	5,116
Cash and cash equivalents, end of the period	$1,593	$1,069

Non-cash Financing Activities:
Financed insurance premiums	$291	$—

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for expenses for the Equity Reserve Facility and stock-based compensation (“Adjusted EBITDA”), a non-GAAP measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income.

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, stock-based compensation and certain one-time items such as acquisition transaction costs and costs for the Equity Reserve Facility that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods presented:

NON-GAAP FINANCIAL METRICS
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2025	2024	2025	2024	2025
Net loss	$(4,196)	$(3,141)	$(10,136)	$(6,961)	$(5,940)
Add back (deduct):
Interest expense	1,789	1,358	3,635	2,655	1,846
Amortization of intangible assets	489	488	977	977	488
Stock-based compensation	389	158	705	662	316
Depreciation and amortization of property, equipment and software	77	68	145	137	68
Expenses for Equity Reserve Facility	—	—	198	—	198
Income tax benefit	—	(274)	—	(475)	—
Adjusted EBITDA	$(1,452)	$(1,343)	$(4,476)	$(3,005)	$(3,024)

Contacts:
Investors:
IMS Investor Relations
Walter Frank/Jennifer Belodeau
(203) 972-9200
investors@directdigitalholdings.com